As filed with the Securities and Exchange Commission on June 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Freeline Therapeutics Holdings plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Stevenage Bioscience Catalyst

Gunnels Wood Road

Stevenage, Hertfordshire SG1 2FX

United Kingdom

+44 (0)1438 906870

(Address of Principal Executive Offices)

Freeline Therapeutics Holdings plc Amended and Restated 2020 Equity Incentive Plan

Freeline Therapeutics Holdings plc 2020 Employee Share Purchase Plan

Freeline Therapeutics Holdings plc Amended and Restated 2021 Equity Inducement Plan

(Full title of the plans)

Freeline Therapeutics, Inc.

c/o CT Corporation

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19808

(Name and Address of Agent For Service)

(302) 636-5401

(Telephone number, Including Area Code, of Agent For Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Graham Robinson

Michael Hong

Skadden, Arps, Slate, Meagher &

Flom LLP

500 Boylston Street

Boston, MA 02116

(617) 573-4850

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering (i) an additional 10,509,486 ordinary shares, par value £0.00001, (which may be represented by American Depositary Shares (“ADSs”)) under the Freeline Therapeutics Holdings plc Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”), which amount consists of an additional 5,641,104 ordinary shares (which may be represented by ADSs) reserved and available for delivery with respect to awards under the 2020 Plan, an additional 2,868,382 ordinary shares (which may be represented by ADSs) pursuant to the provisions of the 2020 Plan which provide for annual automatic increases in the number of ordinary shares reserved for issuance under the 2020 Plan and an additional 2,000,000 ordinary shares (which may be represented by ADSs) that may become available for delivery with respect to awards under the 2020 Plan pursuant to the share counting, share recycling and other terms and conditions of the 2020 Plan, (ii) an additional 347,447 ordinary shares (which may be represented by ADSs) under the Freeline Therapeutics Holdings plc 2020 Employee Share Purchase Plan (the “2020 ESPP”), pursuant to the provisions of the 2020 ESPP which provide for annual automatic increases in the number of ordinary shares reserved for issuance under the 2020 ESPP and (iii) an additional 2,000,000 ordinary shares (which may be represented by ADSs) under the Freeline Therapeutics Holdings plc Amended and Restated 2021 Equity Inducement Plan (the “2021 Plan”).

The Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 of the Registrant relating to the same employee benefit plans set forth herein are effective. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the registration statements on Form S-8 relating to the 2020 Plan, the 2020 ESPP and the 2021 Plan filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 7, 2020 (File No. 333-242129) and September 28, 2021 (File No. 333-259852) (collectively, the “Prior Registration Statements”), except that provisions contained in Part II of such Prior Registration Statements are modified as set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the Commission on March 31, 2022, including Exhibits 2.3 and 2.4 thereto;

(b)

Our Report on Form 6-K furnished to the Commission on May 10, 2022 (but excluding Exhibit 99.1 thereto), our Report on Form 6-K furnished to the Commission on May  23, 2022 (only with respect to the sections entitled “Director’s Remuneration Report—Single Figure of Remuneration (audited)”, “Director’s Remuneration Report—2021 Annual Bonus”, “Director’s Remuneration Report—Omnibus incentive plan (OIP) (audited)”, “Director’s Remuneration Report—Payments to Past Directors and Loss of Office (audited)” and “Director’s Remuneration Report—Directors’ Shareholding and Share Interests (audited)”, each included in Exhibit 99.3 thereto) and our Report on Form 6-K furnished to the Commission on June 3, 2022 (but only with respect to Exhibit 99.1 thereto);

(c)

The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39431), dated August 5, 2020, as updated by Exhibits 2.3 and 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, including any amendments or supplements thereto; and

(d)

The description of the Registrant’s ADSs and Ordinary Shares contained in the Registrant’s Registration Statement on Form F-6 filed with the Commission on August 5, 2020, as updated by Exhibits 2.3 and 2.4 to the Registrant’s Annual Report on Form  20-F for the fiscal year ended December 31, 2021, including any amendment thereto or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number

4.1	Articles of Association of Freeline Therapeutics Holdings plc (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F, filed on March 31, 2022)

4.2	Deposit Agreement (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F, filed on March 31, 2022)

4.3	Form of American Depositary Receipt (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F, filed on March 31, 2022)

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, counsel of Freeline Therapeutics Holdings plc, as to the validity of the Ordinary Shares (filed herewith)

23.1	Consent of Deloitte LLP, independent registered public accounting firm of Freeline Therapeutics Holdings plc (filed herewith)

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, counsel of Freeline Therapeutics Holdings plc (included in Exhibit 5.1)

24	Powers of Attorney (included in the signature pages hereto)

99.1	Freeline Therapeutics Holdings plc Amended and Restated 2020 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, filed on January 28, 2022)

99.2	Freeline Therapeutics Holdings plc 2020 Employee Share Purchase Plan (incorporated herein by reference to Exhibit 99.2 to the Registrant’s Report on Form S-8, filed on August 7, 2020)

99.3	Freeline Therapeutics Holdings plc Amended and Restated 2021 Equity Inducement Plan (filed herewith)

107	Calculation of Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 15, 2022.

FREELINE THERAPEUTICS HOLDINGS PLC

By:	/s/ Michael J. Parini
Name: Michael J. Parini
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Freeline Therapeutics Holdings plc hereby severally constitute and appoint Stephen P. Diamond, Jr. and Paul M. Schneider as our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Freeline Therapeutics Holdings plc to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Parini	Chief Executive Officer and Director	June 15, 2022
Michael J. Parini	(Principal Executive Officer)

/s/ Paul M. Schneider	Chief Financial Officer	June 15, 2022
Paul M. Schneider	(Principal Financial Officer and Principal Accounting Officer)

/s/ Chris Hollowood, Ph.D		June 15, 2022
Chris Hollowood, Ph.D.	Chairman of the Board of Directors

/s/ Amit Nathwani, M.D.		June 15, 2022
Amit Nathwani, M.D.	Director

/s/ Martin Andrews		June 15, 2022
Martin Andrews	Director

/s/ Jeffrey Chodakewitz, M.D.		June 15, 2022
Jeffrey Chodakewitz, M.D.	Director

/s/ Julia P. Gregory		June 15, 2022
Julia P. Gregory	Director

/s/ Colin Love		June 15, 2022
Colin Love	Director

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of Freeline Therapeutics Holdings plc has signed this registration statement on June 15, 2022.

FREELINE THERAPEUTICS, INC.

By:	/s/ Stephen P. Diamond, Jr.
Name: Stephen P. Diamond, Jr.
Title: Senior Vice President, General Counsel & Company Secretary